EXHIBIT 10.16

PORTIONS OF THIS EXHIBIT MARKED BY AN (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT

This Amendment (this “Amendment”), made effective as of the Amendment Effective Date set forth in the signature block below, amends the UltraDirect Pricing Schedule dated August 8, 2007 (the “UD Pricing Schedule”), the Commission Processing Pricing Schedule dated August 8, 2007 (the “Commission Processing Pricing Schedule”), and related Schedules (collectively, the “Schedules”) by and between Pegasus Solutions, Inc. (“Pegasus”) and Orbitz Worldwide, LLC (“Customer”), in the manner and to the extent set forth below.  Capitalized terms used herein and not otherwise defined, shall have the meaning attributed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Schedules as follows:

A.            The table in Section 3(a) of the UD Pricing Schedule is hereby deleted and replaced with the following:

Look to Book Ratio	Reduction in Net Reservation Fee Payable by Pegasus to Customer (Effective Date through 9/30/2007)		Reduction in Net Reservation Fee Payable by Pegasus to Customer (10/1/2007 through December 31, 2007)
1,001:1 but not more than 1,300:1	(***	)	(***	)
1,301:1 but not more than 1,600:1	(***	)	(***	)
More than 1,600:1	(***	)	(***	)

B.            Section 1(a) of the Commission Processing Pricing Schedule is hereby deleted and replaced with the following:

Pricing Schedule Effective Date means October 1, 2007.

C.            Pegasus shall use best efforts to ensure that all reports and payments due under the terms of the Ultra Direct and Commission Processing Schedules will be broken out by Customer Affiliate as follows:

i.                  For all fees due under the Commission Processing Service Schedule, statements to Customer showing these fees shall be broken out for each of the following Affiliates: Orbitz, LLC, Trip Network, Inc. (dba Cheaptickets.com), eBookers Ltd, Neat Group Corporation and Flairview Travel Pty Ltd.  Customer will deliver IATA numbers for each Affiliate, which will allow Pegasus to create individual payment locations per Affiliate from which these statements will be generated.

ii.               All commission payments due under the Commission Processing Schedules shall be provided separately with a detailed report for each of the following Affiliates as applicable: Orbitz, LLC, Trip Network, Inc. (dba Cheaptickets.com), eBookers Ltd, Neat Group Corporation and Flairview Travel Pty Ltd.  Customer will deliver IATA numbers for each Affiliate, which will allow Pegasus to create individual payment locations per Affiliate from which these payments will be generated.

iii.            Reports which calculate Look To Book ratios due under the Ultra Direct Schedules shall be provided separately for each of the following Affiliates as applicable: Orbitz, LLC, Trip Network, Inc. (dba Cheaptickets.com), eBookers Ltd, Neat Group Corporation and Flairview Travel Pty Ltd.  Customer will cooperate with Pegasus to ensure separate SGA codes are established for each affiliate, which will allow Pegasus to measure looks and books per SGA code from which these reports will be generated.  Notwithstanding such reporting requirements or anything herein to the contrary, reductions to Net Reservation Fees and Infrastructure Support Fees shall be based on the aggregate Look to Book Ratio for all Customer channels.

D.            Pegasus shall cooperate with Customer and use best efforts to ensure that Customer avoids distribution and generating reservations for non-revenue generating (i.e. non-commissionable) rates.

E.            This Amendment constitutes an amendment of the Schedules and, except as expressly amended, modified or supplemented in this Amendment, all other provisions of the Schedules shall remain in full force and effect.  In the event of a conflict between this Amendment and the Schedules, this Amendment shall govern.

F.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

PEGASUS SOLUTIONS, INC.		ORBITZ WORLDWIDE, LLC

By:	/s/ Michael H. Kistner	By:	/s/ Seth Brody

Name:	Michael H. Kistner	Name:	Seth Brody

Title:	Exec VP & COO	Title:	GVP, Operations

Date:	Jan 17, 2008	Amendment Effective Date:	1/16/08